Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On March 19, 2019, Twenty-First Century Fox, Inc. (“Twenty-First Century Fox” or “21CF”) completed the separation of a portfolio of its news, sports and broadcast businesses, including FOX News, FOX Business, FOX Broadcasting Company (the “FOX Network”), FOX Sports, FOX Television Stations Group, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network (collectively, the “FOX business”), and certain other assets and liabilities (the “Separation”). The Separation was accomplished by the distribution of all the issued and outstanding shares of common stock of Fox Corporation (“FOX”) to the holders of the outstanding shares of 21CF common stock (other than holders that were subsidiaries of 21CF) on a pro rata basis in accordance with the distribution merger agreement (the “Distribution”). 21CF stockholders received 1/3 of one share of FOX common stock for every one share of 21CF common stock held on the record date. FOX is now an independent publicly traded company with FOX class A common stock and FOX class B common stock listed on The Nasdaq Global Select Market under the symbols “FOXA” and “FOX,” respectively.

The unaudited pro forma condensed consolidated financial statements presented below (the “Pro Forma Financial Statements”) are presented to illustrate the estimated effects of (i) the Separation and Distribution of FOX and the related net cash dividend from FOX to 21CF and (ii) the sale of 21CF’s 39% interest in Sky plc (“Sky”) to Comcast Corporation (“Comcast”) for approximately £11.6 billion ($15.1 billion) (the “Sky Sale” and, together with the transactions identified in clause (i) above, the “Transactions”), which are described in more detail in note 1 to the Pro Forma Financial Statements.

The Pro Forma Financial Statements have been prepared in accordance with SEC Regulation S-X Article 11 and are not intended to be a complete presentation of 21CF’s financial position or results of operations had the Transactions occurred as of and for the periods indicated. In addition, the Pro Forma Financial Statements are provided for illustrative and informational purposes only, and are not necessarily indicative of 21CF’s future results of operations or financial condition had the Transactions been completed on the dates assumed.

The Pro Forma Financial Statements are derived by applying pro forma adjustments to the historical consolidated financial statements of 21CF.

The pro forma adjustments related to the Transactions include:

●	presenting FOX as discontinued operations in accordance with Accounting Standards Codification (“ASC”) 205, as a result of the Separation and Distribution;

●

in connection with the Separation and Distribution, a dividend in the amount of $8.5 billion paid to 21CF by FOX net of the estimated payment in the amount of $2 billion to be paid from The Walt Disney Company (“Disney”) to FOX one business day after the Distribution; and

●	the estimated impact of the Sky Sale.

The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2018 and for the fiscal years ended June 30, 2018, June 30, 2017 and June 30, 2016 reflect 21CF’s results as if the Separation and Distribution had occurred on July 1, 2015 and the Sky Sale had occurred on July 1, 2017 and does not assume any interest income on cash proceeds. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 gives effect to the Separation and Distribution as if it had occurred on December 31, 2018.

Pro forma adjustments included in the Pro Forma Financial Statements are limited to those that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on 21CF’s results.

The Pro Forma Financial Statements are subject to the assumptions and adjustments described in the accompanying notes, which should be read together with the Pro Forma Financial Statements. Management believes that these assumptions and adjustments, based upon the information available at this time, are reasonable under the circumstances.

The unaudited pro forma condensed consolidated statements of operations do not reflect future events that may occur after the closing of the Transactions, including, but not limited to, material non-recurring charges subsequent to the closing.

The Pro Forma Financial Statements should be read in conjunction with the following information:

●

historical financial statements of 21CF and the related notes included in 21CF’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 13, 2018; and

●

historical financial statements of 21CF and the related notes included in 21CF’s Quarterly Report on Form 10-Q for the period ended December 31, 2018 as filed with the SEC on February 6, 2019 (“Form 10-Q”).

TWENTY-FIRST CENTURY FOX

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2018

(in millions, except per share data)

	21CF Historical3.a	FOX3.b	Pro Forma Adjustments		Disposition of Sky		21CF Pro Forma
Revenues	$15,676	$(6,124)	$311	3.c	$-		$9,863
Operating expenses	(10,429)	4,309	(306)	3.c	(47)	3.f	(6,473)
Selling, general and administrative	(1,829)	461	-		-		(1,368)
Depreciation and amortization	(317)	94	-		-		(223)
Impairment and restructuring charges	(16)	-	-		-		(16)
Equity losses of affiliates	(74)	-	-		(147)	3.g	(221)
Interest expense, net	(594)	31	-		-		(563)
Interest income	94	-	-		-		94
Other, net	10,527	189	(30)	3.d	(10,824)	3.h	(138)

Income (loss) from continuing operations before income tax (expense) benefit	13,038	(1,040)	(25)		(11,018)		955
Income tax (expense) benefit	(756)	254	6	3.e	190	3.h	(306)

Income (loss) from continuing operations	12,282	(786)	(19)		(10,828)		649
Less: Net (income) loss attributable to noncontrolling interests	(158)	27	-		-		(131)

Income (loss) from continuing operations attributable to 21CF stockholders	$12,124	$(759)	$(19)		$(10,828)		$518

EARNINGS PER SHARE DATA
Weighted average shares
Basic	1,855						1,855
Diluted	1,864						1,864

Income from continuing operations attributable to 21CF stockholders per share:
Basic	$6.54						$0.28
Diluted	$6.50						$0.28

See accompanying Notes to the Unaudited Pro Forma Financial Statements.

TWENTY-FIRST CENTURY FOX

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JUNE 30, 2018

(in millions, except per share data)

	21CF Historical3.a	FOX3.b	Pro Forma Adjustments		Disposition of Sky		21CF Pro Forma
Revenues	$30,400	$(10,215)	$666	3.c	$-		$20,851
Operating expenses	(19,769)	6,567	(658)	3.c	5	3.f	(13,855)
Selling, general and administrative	(3,668)	897	-		-		(2,771)
Depreciation and amortization	(584)	171	-		-		(413)
Impairment and restructuring charges	(72)	16	-		-		(56)
Equity (losses) earnings of affiliates	(138)	1	-		(426)	3.g	(563)
Interest expense, net	(1,248)	43	-		-		(1,205)
Interest income	39	-	-		-		39
Other, net	(550)	8	(29)	3.d	-		(571)

Income (loss) from continuing operations before income tax benefit (expense)	4,410	(2,512)	(21)		(421)		1,456
Income tax benefit (expense)	364	100	6	3.e	(274)	3.g	196

Income (loss) from continuing operations	4,774	(2,412)	(15)		(695)		1,652
Less: Net (income) loss attributable to noncontrolling interests	(298)	41	-		-		(257)

Income (loss) from continuing operations attributable to 21CF stockholders	$4,476	$(2,371)	$(15)		$(695)		$1,395

EARNINGS PER SHARE DATA
Weighted average shares
Basic	1,852						1,852
Diluted	1,857						1,857

Income from continuing operations attributable to 21CF stockholders per share:
Basic	$2.42						$0.75
Diluted	$2.41						$0.75

See accompanying Notes to the Unaudited Pro Forma Financial Statements.

TWENTY-FIRST CENTURY FOX

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JUNE 30, 2017

(in millions, except per share data)

	21CF Historical3.a	FOX3.b	Pro Forma Adjustments		21CF Pro Forma
Revenues	$28,500	$(9,977)	$784	3.c	$19,307
Operating expenses	(18,094)	6,135	(788)	3.c	(12,747)
Selling, general and administrative	(3,298)	854	-		(2,444)
Depreciation and amortization	(553)	165	-		(388)
Impairment and restructuring charges	(315)	165	-		(150)
Equity losses of affiliates	(41)	(1)	-		(42)
Interest expense, net	(1,219)	24	-		(1,195)
Interest income	36	(2)	-		34
Other, net	(327)	128	(54)	3.d	(253)

Income (loss) from continuing operations before income tax (expense) benefit	4,689	(2,509)	(58)		2,122
Income tax (expense) benefit	(1,419)	877	20	3.e	(522)

Income (loss) from continuing operations	3,270	(1,632)	(38)		1,600
Less: Net (income) loss attributable to noncontrolling interests	(274)	37	-		(237)

Income (loss) from continuing operations attributable to 21CF stockholders	$2,996	$(1,595)	$(38)		$1,363

EARNINGS PER SHARE DATA
Weighted average shares
Basic	1,854				1,854
Diluted	1,856				1,856

Income from continuing operations attributable to 21CF stockholders per share:
Basic	$1.62				$0.74
Diluted	$1.61				$0.73

See accompanying Notes to the Unaudited Pro Forma Financial Statements.

TWENTY-FIRST CENTURY FOX

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JUNE 30, 2016

(in millions, except per share data)

	21CF Historical3.a	FOX3.b	Pro Forma Adjustments		21CF Pro Forma
Revenues	$27,326	$(8,948)	$733	3.c	$19,111
Operating expenses	(17,419)	5,577	(733)	3.c	(12,575)
Selling, general and administrative	(3,385)	936	-		(2,449)
Depreciation and amortization	(530)	167	-		(363)
Impairment and restructuring charges	(323)	55	-		(268)
Equity losses of affiliates	(34)	(1)	-		(35)
Interest expense, net	(1,184)	18	-		(1,166)
Interest income	38	(5)	-		33
Other, net	(335)	105	(14)	3.d	(244)

Income (loss) from continuing operations before income tax (expense) benefit	4,154	(2,096)	(14)		2,044
Income tax (expense) benefit	(1,130)	777	6	3.e	(347)

Income (loss) from continuing operations	3,024	(1,319)	(8)		1,697
Less: Net (income) loss attributable to noncontrolling interests	(261)	35	-		(226)

Income (loss) from continuing operations attributable to 21CF stockholders	$2,763	$(1,284)	$(8)		$1,471

EARNINGS PER SHARE DATA
Weighted average shares
Basic	1,943				1,943
Diluted	1,945				1,945

Income from continuing operations attributable to 21CF stockholders per share:
Basic and Diluted	$1.42				$0.76

See accompanying Notes to the Unaudited Pro Forma Financial Statements.

TWENTY-FIRST CENTURY FOX

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2018

(in millions)

	21CF Historical3.a	FOX3.b	Pro Forma Adjustments			21CF Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$21,281	$(1,444)	$6,500	3.i		$26,337
Receivables, net	8,083	(2,438)	117	3.c		5,762
Inventories, net	3,934	(1,422)	217	3.c		2,729
Other	719	(66)	-			653

Total current assets	34,017	(5,370)	6,834			35,481

Non-current assets
Receivables, net	859	(5)	-			854
Investments	833	(289)	-			544
Inventories, net	8,133	(155)	7	3.c		7,985
Property, plant and equipment, net	1,971	(1,150)	-			821
Intangible assets, net	5,970	(2,859)	-			3,111
Goodwill	12,758	(5,174)	-			7,584
Other non-current assets	1,345	(384)	-			961

Total assets	$65,886	$(15,386)	$6,841			$57,341

LIABILITIES AND EQUITY
Current liabilities
Borrowings	$887	$-	$-			$887
Accounts payable, accrued expenses and other current liabilities	7,048	(1,114)	6,834	3.c,	3.i	12,768

Total current liabilities	7,935	(1,114)	6,834			13,655

Non-current liabilities
Borrowings	18,321	-	-			18,321
Other liabilities	3,848	(637)	-			3,211
Deferred income taxes	1,971	(1,080)	-			891
Redeemable noncontrolling interests	576	(106)	-			470
Commitments and contingencies
Total equity	33,235	(12,449)	7	3.c,	3.i	20,793

Total liabilities and equity	$65,886	$(15,386)	$6,841			$57,341

See accompanying Notes to the Unaudited Pro Forma Financial Statements.

Notes to the Unaudited Pro Forma Financial Statements

1.	Description of the Transactions

Separation and Distribution of FOX

Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, between, among others, Disney and 21CF (the “combination merger agreement”), following the Distribution, a subsidiary of Disney will be merged with and into 21CF (the “21CF merger”), and 21CF will continue as the surviving corporation in the 21CF merger and a wholly owned subsidiary of TWDC Holdco 613 Corp. (“New Disney”).

Prior to the completion of the 21CF merger, 21CF and FOX entered into a separation agreement, pursuant to which 21CF, among other things, engaged in the Separation, whereby it transferred to FOX the FOX business and certain other assets and liabilities associated with such businesses. 21CF retained all assets and liabilities not transferred to FOX, including the Twentieth Century Fox film and television studios and certain cable and international television businesses. Following the Separation and prior to the completion of the 21CF merger, 21CF distributed all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that are subsidiaries of 21CF) on a pro rata basis, in accordance with the distribution merger agreement.

On the day the Separation was completed, following the Separation but prior to the Distribution, FOX made a dividend payment to 21CF in the amount of $8.5 billion in immediately available funds. As the separation and distribution will be taxable to 21CF at the corporate level, the dividend is intended to fund the taxes resulting from the Separation and Distribution and certain other transactions contemplated by the combination merger agreement (the “transaction tax”).

Upon completion of the 21CF merger, each issued and outstanding share of 21CF common stock (other than (i) shares held in treasury by 21CF that are not held on behalf of third parties, (ii) shares held by subsidiaries of 21CF and (iii) shares held by 21CF stockholders who have not voted in favor of the 21CF merger and perfected and not withdrawn a demand for appraisal rights pursuant to the Delaware General Corporation Law) will be exchanged for, at the election of the holder thereof and subject to automatic proration and adjustment (as described below), consideration (the “21CF merger consideration”) payable in either cash (the “21CF cash consideration”) or New Disney common stock (the “21CF stock consideration”). Holders of 21CF common stock who make no election may receive the 21CF cash consideration, the 21CF stock consideration or a combination of the two in exchange for their shares. The consideration to be paid to holders of shares of 21CF common stock in the 21CF merger is subject, pursuant to the terms of the combination merger agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid by New Disney in the 21CF merger is equal to $35.7 billion. The 21CF merger consideration may be subject to an adjustment based on the final estimate of certain tax liabilities arising from the separation and the distribution and other transactions contemplated by the combination merger agreement. The 21CF merger consideration was set based on an estimate of $8.5 billion for the transaction tax, and will be adjusted immediately prior to the consummation of the transactions if the final estimate of the transaction tax at closing is more than $8.5 billion or less than $6.5 billion. Such adjustment could increase or decrease the per share value of the 21CF merger consideration, depending upon whether the final estimate is lower or higher, respectively, than $6.5 billion or $8.5 billion. Additionally, if the final estimate of the tax liabilities is lower than $8.5 billion, Disney will make a cash payment to FOX reflecting the difference between such amount and $8.5 billion, up to a maximum cash payment of $2 billion.

Sky Disposal

On October 3, 2018, 21CF entered into an agreement to sell its Sky shares to Comcast at a price of £17.28 for each Sky share. As a result, in October 2018, 21CF received cash consideration of approximately £11.6 billion ($15.1 billion) for its 39% interest in Sky.

2.	Basis of Presentation

The Separation and Distribution qualified as discontinued operations for 21CF, and FOX is therefore presented in the FOX column in accordance with the discontinued operations guidance in ASC 205, “Financial Statement Presentation.” In accordance with applicable SEC guidance, the unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2018 and for the fiscal years ended June 30, 2018, June 30, 2017 and June 30, 2016 reflect the Separation and Distribution as discontinued operations. Upon completion of the Separation and Distribution, holders of 21CF class A common stock and class B common stock received, on a pro rata basis, all of the issued and outstanding common stock of FOX. The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2018 and for the fiscal years ended June 30, 2018, June 30, 2017 and June 30, 2016 reflect 21CF’s results as if the Sky Sale had occurred on July 1, 2017 and does not assume any interest income on cash proceeds. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 gives effect to the Separation and Distribution as if it had occurred on December 31, 2018.

3.	Pro Forma Adjustments

3.a

Reflects 21CF’s historical financial position as of December 31, 2018 and operating results for the six months ended December 31, 2018 and for the fiscal years ended June 30, 2018, June 30, 2017 and June 30, 2016, respectively.

3.b

Represents adjustments to record the Separation and Distribution of FOX, as presented on an ASC 205 basis. The financial information presented in accordance with ASC 205 excludes attributions, allocations and other carve-out adjustments. Because the financial information presented under ASC 205 excludes attributions, allocations and other carve-out adjustments, 21CF management believes that the financial information presented under ASC 205 may not be representative of future results that FOX will report as an independent public company.

FOX’s cash and cash equivalents of $1.4 billion includes $600 million, which was contributed by 21CF in accordance with the combination merger agreement, plus all net cash generated beginning January 1, 2018 by FOX’s businesses and assets. In accordance with the separation agreement, at the time of the Separation and Distribution, FOX was entitled to such cash amounts reduced by (i) applicable operational taxes, (ii) 30% of all cash dividends declared by 21CF from December 13, 2017 through the Distribution, (iii) 30% of all unallocated shared overhead and corporate costs from December 13, 2017 through the distribution, (iv) an allocated amount of shared overhead corporate costs consistent with 21CF’s historical approach to such allocation, and (v) certain other expenses related to the Separation and the Distribution. An estimate of the obligations described in clauses (i) – (v) are reflected in the $1.4 billion in cash and cash equivalents as of December 31, 2018. The remaining amount of these contractual obligations was approximately $800 million in the aggregate, which FOX settled in March 2019.

3.c	Represents adjustments to record the effect of historical ongoing transactions between FOX and 21CF which were historically eliminated in consolidation as intercompany transactions.

3.d

In connection with the separation of 21CF and News Corporation in June 2013, 21CF agreed to indemnify News Corporation, on an after-tax basis, for payments made after the separation arising out of civil claims and investigations relating to phone hacking, illegal data access and inappropriate payments to public officials that occurred at subsidiaries of News Corporation, as well as legal and professional fees and expenses paid in connection with the related criminal matters, other than fees, expenses and costs relating to employees who are not (i) directors, officers or certain designated employees or (ii) with respect to civil matters, co-defendants with News Corporation (the “U.K. Newspaper Matters Indemnity”). In accordance with the combination merger agreement, certain costs and liabilities related to the U.K. Newspaper Matters Indemnity were allocated to FOX. The liability related to the U.K. Newspaper Matters Indemnity of approximately $45 million as of December 31, 2018 is included in the accounts payable, accrued expenses and other current liabilities line in the FOX column presented on an ASC 205 basis.

In 21CF’s historical financial statements, the associated expense / income was included in (loss) income from discontinued operations, net of tax financial statement line and is included in the other, net financial statement line in the FOX column as FOX would not present this as discontinued operations on a go forward basis. The pro forma adjustment eliminates the effect of the above reclassification on the Pro Forma Financial Statements.

3.e

In determining the tax rate to apply to 21CF’s pro forma adjustments, 21CF used a combined federal and state applicable tax rate of 24% for the six months ended December 31, 2018 and 30% for the fiscal year ended June 30, 2018, which reflects the decrease in the federal statutory rate from the federal income tax legislation enacted in December 2017, and 37% for all other periods.

3.f	Represents the adjustment to reverse the elimination of intra-entity profits and losses on transactions between 21CF and Sky.

3.g

Represents the impact to equity results of affiliates as a result of the Sky Sale. Historically 21CF accounted for its investment in Sky under the equity method of accounting. As a result of the Sky Sale, the historical equity earnings were eliminated. 21CF has also removed from income tax (expense) benefit the net deferred tax amounts, including an adjustment for the new federal statutory rate, due to the difference between the equity earnings recorded from Sky and the dividends received from Sky during the period.

3.h

Represents an adjustment to reverse the gain recorded on the Sky Sale. The effective income tax rate of 2% was lower than the statutory rate of 21% primarily due to a non-cash benefit of $2 billion from a deferred tax asset that was determined to be realizable as a result of the decision reached to sell Sky in the first quarter of fiscal 2019 (See Note 1 – Basis of Presentation in the Form 10-Q under the heading “Adopted”).

3.i

Represents an adjustment to record a net dividend of $6.5 billion to be paid to 21CF by FOX and a corresponding current taxes payable of $6.5 billion for the transaction tax arising from the Separation and Distribution.

In accordance with the combination merger agreement, the dividend paid by FOX to 21CF with the intent of funding 21CF’s transaction tax was $8.5 billion. The 21CF merger consideration was set based on an estimate of $8.5 billion for the transaction tax, and will be adjusted immediately prior to the consummation of the Transactions if the final estimate of the transaction tax at closing is more than $8.5 billion or less than $6.5 billion. Such adjustment could increase or decrease the per share value of the 21CF merger consideration, depending upon whether the final estimate is lower or higher, respectively, than $6.5 billion or $8.5 billion. Additionally, if the final estimate of the tax liabilities is lower than $8.5 billion, Disney will make a cash payment to FOX reflecting the difference between such amount and $8.5 billion, up to a maximum cash payment of $2 billion.

The final estimate of the transaction tax, the cash payment from Disney to FOX, if any, and the per share value of the 21CF merger consideration at closing are subject to a number of uncertainties, as a result, a specific estimate of the transaction tax is not factually supportable at this time.

Following the execution of the original combination merger agreement, the United States enacted new tax legislation on December 22, 2017 that, among other things, reduced the maximum corporate income tax rate from 35% to 21%. Holding all other things equal, this change in tax rates will result in a significantly lower spin tax, and by extension a lower transaction tax than the one estimated when the exchange ratio under the original combination merger agreement was set. For purposes of the Pro Forma Financial Statements, a transaction tax payable of $6.5 billion is assumed as it is the lowest level of transaction tax that would not result in a change to the per share value of the 21CF merger consideration. If the actual transaction taxes are higher or lower than $6.5 billion, 21CF’s accounts payable, accrued expenses and other current liabilities would increase or decrease, respectively, by the amount of such difference. If the final estimate of transaction taxes is higher than $6.5 billion but lower than $8.5 billion, the net amount of the dividend from FOX to 21CF would be increased by such difference as well.